UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2023

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 5, 2023, Reborn Coffee, Inc., a Delaware corporation (the “Company”) received a notification letter (the “Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). The Company’s stockholders’ equity currently sits at $2,278,723 as reported by our Quarterly Report on Form 10-Q for the period ended June 30, 2023. The Letter also noted that as of June 30, 2023, the Company does not meet the alternatives of market value listed securities or net income from continuing operations pursuant to Rule 5550.

Rule 5550 holds that in a situation where an Issuer does not comply with the minimum $2,500,000 shareholders’ equity criteria of the Capital Market, Nasdaq will determine if the Company has a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Company does not currently satisfy such alternative criteria. The notification received has no immediate effect on the continued listing of the Company’s common stock on Nasdaq.

Under Nasdaq Listing Rule 5810(c)(2)(A)(i) and as stated in the Letter, the Company has until October 20, 2023 (45 calendar days from the date of the Letter) to submit a plan to regain compliance. In determining the acceptability of the plan, Nasdaq will consider the likelihood of success, past compliance history, the reasons for current non-compliance and other corporate events that may occur during the review period, all of which may also be preemptively addressed in the Company’s plan. If the plan is accepted, Nasdaq will provide written confirmation and can grant an extension of up to March 3, 2024 (180 calendar days from the date of the Letter) to evidence compliance. If Nasdaq rejects the plan, the Company will have the opportunity to appeal the decision to a Hearings Panel pursuant to Rule 5815(a), but there can be no assurance that Nasdaq would grant the Company’s request for approval of its compliance plan.

If it appears to the Listing Qualifications Staff that the Company will not be able to cure the deficiency, or if the Company does not otherwise satisfy the shareholders’ equity criteria, Nasdaq will provide notice that the Company’s securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

The Company is monitoring the amount of stockholders’ equity and may, if appropriate, evaluate various courses of action to achieve compliance with the minimum stockholders’ equity required to comply with the continued listing standard. However, there can be no assurance that the Company will be able to regain compliance with the minimum stockholders’ equity continued listing standard or will otherwise be in compliance with other Nasdaq listing criteria. It should also be noted that the Letter mentioned the Company’s continued non-compliance with the $1.00 minimum bid price listing standard which was previously disclosed by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2023.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2023

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer